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ALR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

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ALR TECHNOLOGIES INC.
7400 Beaufont Springs Drive
Suite 300
Richmond, VA  23225
(804) 554-3500

INFORMATION STATEMENT

Introduction

This information statement is being mailed or otherwise furnished to stockholders of ALR TECHNOLOGIES INC., a Nevada corporation (the “Company” or “We”) in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of our common stock of proposals to:

1.	To elect Sidney Chan, Lawrence Weinstein, Dr. Alfonso Salas, and Kenneth Robulak to our board of directors.

This information statement is being first sent to stockholders on or about September 17, 2012.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed amendments require the approval of a majority of the outstanding shares of common stock.  Each holder of common stock is entitled to one (1) vote for each share held for each director.  The record date for the purpose of determining the number of shares outstanding, and for determining stockholders entitled to vote, is the close of business on August 21, 2012 (the “Record Date”).  As of the record date, we had 233,977,909 shares of common stock issued and outstanding.  Holders of the shares have no preemptive rights.  All outstanding shares are fully paid and non-assessable.  The transfer agent for the common stock is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119.  Its telephone number is (702) 361-3033.

On August 21, 2012, shareholders holding a majority of the outstanding shares of our common stock executed a written consent approving the election of Sidney Chan, Lawrence Weinstein, Dr. Alfonso Salas, and Kenneth Robulak to our board of directors.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of our common stock.  The Form 10-K for the year ending December 31, 2011 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference.  We are presently current in the filing of all reports required to be filed with the Securities and Exchange Commission.

Dissenters Rights of Appraisal

There are no dissenter’s rights of appraisal applicable this action to amend the articles of incorporation and create a class of preferred stock.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by you.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth, as of June 5, 2012, the beneficial shareholdings of persons or entities holding five percent or more of our common stock, each director individually, each named executive officer and all directors and officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

Vote Obtained

The following individuals own the number of shares and percentages set forth opposite their names:

Sidney Chan	14,845,000	6.34%
Christine Kan	103,153,482	44.09%

Total	117,998,482	50.43%

On August 21, 2012, the foregoing persons or entities executed a written consent approving the election of Sidney Chan, Lawrence Weinstein, Dr. Alfonso Salas, and Kenneth Robulak to our board of directors.

PROPOSAL NO. 1
NOMINEES

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has audit and disclosure committees, but no nominating or compensation committees.

The name, address, age and position(s) of our present officers and directors are set forth below:

Name and Address	Age	Position(s)

Sidney Chan	62	Director since August 1997.
7400 Beauford Springs Dr., Suite 300 Richmond, VA 23225		Chairman of the Board of Directors, Secretary, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer.

Lawrence Weinstein	49	Director since July 2010.
7400 Beauford Springs Dr., Suite 300 Richmond, VA 23225		President and Chief Operating Officer

Dr. Alfonso Salas	52	Director since August 21, 2012.
7400 Beauford Springs Dr., Suite 300 Richmond, VA 23225

Kenneth Robulak	64	Director since August 21, 2012.
7400 Beauford Springs Dr., Suite 300 Richmond, VA 23225

The foregoing persons are our current officers and directors.

Background of our directors and director nominee

Sidney Chan – Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer and a member of the Board of Directors of the Company.

Mr. Chan joined the Company in August 1997. He has assisted the Company’s financing, product development, corporate development and spearheaded its evolution into a public company. Mr. Chan has been the vision behind the Company’s product development and outlining the business plan around the HeC. Mr. Chan has extensive relationships with Hong Kong area based technology and electronic manufacturers, helping assure the availability of low cost manufacturing and materials procurement. Among his demonstrated strengths, Mr. Chan possesses in-depth knowledge of the equity markets and investment industry, as well as a strong fundamental background in the responsibilities of corporate development and operations. Mr. Chan is an engineer and obtained his Bachelor of Engineering (Mining) degree with distinction in Mineral Economics from McGill University in 1973.

Lawrence Weinstein – President, Chief Operating Officer and a member of the Board of Directors of the Company.

Mr. Weinstein joined ALRT in July 2010, bringing over 25 years of medical device development and management experience from organizations such as Cordis Corporation, DHD Healthcare and PARI Respiratory Equipment. Mr. Weinstein has extensive experience in the development and launch of medical products, including obtaining FDA approval for product lines and developing extensive quality control systems to ensure on-going regulatory compliance. Prior to working with ALRT, Mr. Weinstein had spent nine years working with Pari Respiratory Inc., achieving the position of Senior Vice President of Operations. Pari Respiratory is worldwide private company engages in the design, manufacture, and distribution of aerosol delivery products for patients with respiratory diseases, such as asthma, chronic lung diseases, and cystic fibrosis. Mr. Weinstein received a Bachelor of Science in Chemical Engineering degree from Rensselaer Polytechnic Institute. He earned both a Master of Science degree in Industrial Engineering and an MBA from the University of Miami.

Dr. Alfonso Salas – Member of the Board of Directors of the Company.

Dr. Salas graduated with distinction from Universidad Metroplitana of  Barranquilla, Colombia in 1983 with a Doctor of Medicine degree. He began practicing in Santa Marta, Columbia in rural medical facilities and the opened a private practice in 1984.  He then worked as a physician with a number of shipping companies and became Medical Director in the office of the Ministry of Social Security and Labor of Columbia in 1991 doing medical assessments for work related accidents.  In 1993 Dr. Salas was appointed Director of a Medical Service Plan of Columbia and with a support staff of more than thirty people, maintained a caseload, provided assessment procedures and referral services to hospitals, clinics, and specialists and organized and monitored clinical trials and clinical research in the pharmaceutical and medical field. Since 1995 Dr. Salas has operated his own business in Vancouver, British Columbia, providing medical based consulting services for corporations with a focus on budgeting, research and medical services.

Kenneth Robulak – Member of the Board of Directors of the Company.

From December 14, 1999 to January 31, 2001, Mr. Robulak was a member of our board of directors and from April 4, 2000 to January 31, 2001 Mr. Robulak was our chief financial officer, secretary, treasurer and vice president.  Mr. Robulak resigned as an officer and director on January 31, 2001.  At the time of his resignation, Mr. Robulak did not have any disagreements with us relating to our operations, policies, or practices.  Since August 2005, Mr. Robulak has served as a Director of Belle Harbor Owners Association, a not for profit company in Clearwater Beach, Florida. Since July 2007, Mr. Robulak has worked as a marketing consultant to Teco Metal Products, LLC, a technology based manufacturing Company with operations in Dallas, Texas and Guadalajara, Mexico . Mr. Robulak earned a Bachelor of Commerce degree in finance and marketing and is a Fellow of the Institute of Canadian Bankers.

Involvement in Certain Legal Proceedings

During the past ten years, Mssrs. Chan, Weinstein, Dr. Salas, and Mr. Robulak have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Charter

We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. Only Kenneth Robulak, is deemed independent.  Mssrs. Chan and Weinstein also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of our audit committee charter is filed as Exhibit 99.1 with our 2003 Form 10-K on April 14, 2004.

Audit Committee Financial Expert

None of our directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics is filed as Exhibit 14.1 with our 2003 Form 10-K on April 14, 2004.

Disclosure Committee and Committee Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us, and the accuracy, completeness and timeliness of our financial reports. A copy of the disclosure committee charter is filed as Exhibit 99.2 with our 2003 Form 10-K on April 14, 2004.

Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and persons who beneficially owned more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership of common stock.

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during the fiscal years 2011 and 2010, Sidney Chan and Lawrence Weinstein, and after their appointment to the board in 2012, Dr. Alfonso Salas and Kenneth Robulak have filed all Form 3s and 4s required by law.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us during the last three fiscal years for our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

The following table sets forth information with respect to compensation paid by the Company to officers and directors during the three most recent fiscal years.

Summary Compensation Table
Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan (US$)	Non-qualified Deferred Earnings (US$)	All Other (US$)	Total (US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Sidney Chan [2]	2011	180,000	0	0	0	0	0	9,600	189,600
Chairman, CEO & CFO	2010	180,000	0	0	0	0	0	9,600	189,600
	2009	180,000	0	0	0	0	0	9,600	189,600

Lawrence Weinstein [3]	2011	156,000	0	0	0	0	0	0	156,000
President & COO	2010	22,500	0	50,000	0	0	0	0	72,500
	2009	0	0	0	0	0	0	0	0

Dr. Jaroslav Tichy [4]	2011	60,000	0	0	0	0	0	0	60,000
VP of Technology	2010	60,000	0	0	0	0	0	0	60,000
(resigned 8/22/12)	2009	60,000	0	0	0	0	0	0	60,000

[1]	All other compensation includes automobile allowance.

[2]
Salaries and other annual compensation for fiscal 2011 and 2010 totaling $189,600 respectively remain have accrued against the line of credit payable provided by Mr. Chan to the Company. Options granted and vested to Mr. Chan for providing the line of credit are not included in the table above.

[3]	On July 1, 2010, Mr. Weinstein was appointed as President, Chief Operating Officer and Director of the Company.

[4]	At December 31, 2011, salaries and other annual compensation for fiscal 2011 totaling $35,000 remain unpaid and are included in advances payable.

Outstanding Equity Awards at September 1, 2012
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units that have not vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Sidney Chan	20,000,000	0	0	$0.0.07	2016/3/6	0	0
Lawrence Weinstein	1,000,000	0	0	$0.07	2016/5/4	0	0
Dr. Alfonso Salas	250,000	0	0	$0.07	2017/8/16	0	0
Kenneth Robulak	100,000 250,000	0 0	0 0	$0.07 $0.07	2016/5/24 2017/8/16	0 0	0 0
Dr. Jaroslav Tichy (resigned 8/22/12)	0	0	0	0	0	0	0

On March 6, 2011, Mr. Chan was granted the option to acquire 20,000,000 restricted shares of common stock of the Company, exercisable at $0.125 per share. For each dollar ($1), the Company borrows on the line of credit made available by Mr. Chan; eight (8) stock options will become exercisable. The stock options expire March 5, 2016. On June 27, 2012, the exercise price of the options was reduced from $0.125 per share to $0.07 per share. Also on June 27, 2012, all remaining unvested options, were vested immediately.

On May 4, 2011, Mr. Weinstein was granted the option to acquire 1,000,000 restricted shares of common stock as a bonus for overseeing getting the Company’s FDA submission completed. The options were exercisable at $0.20 per share for a term of five years expiring May 4, 2016. On June 27, 2012, the exercise price of the options was reduced from $0.20 per share to $0.07 per share.

On May 24, 2011, Mr. Robulak was granted the option to acquire 100,000 restricted shares of common stock for consulting services provided. On June 27, 2012, the exercise price of the options was reduced from $0.20 per share to $0.07 per share.

On August 20, 2012, Dr. Salas and Mr. Robulak were each granted an option to acquire up to 250,000 restricted shares of common stock at an exercise price of $0.07 per share.

Option Exercises and Stock Vested for the period ended September 1, 2012
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
(a)	(b)	(c)	(d)	(e)
Sidney Chan	0	0	0	0
Lawrence Weinstein	0	0	0	0
Dr. Alfonso Salas	0	0	250,000	0
Kenneth Robulak	0 0	0 0	250,000 100,000	0
Dr. Jaroslav Tichy (resigned 8/22/12)	0	0	0	0

The Company does not have any long-term incentive plans.

The Company has annual cash compensation arrangements with the following individuals:

Sidney Chan	$180,000
Lawrence Weinstein	$156,000
Dr. Alfonso Salas	$0
Kenneth Robulak	$0
Dr. Jaroslav Tichy (resigned 8/22/12)	$60,000

The contracts are automatically renewed annually and may be terminated by the Company at any time, effective thirty or sixty days after delivery of notice, without any further compensation.

The terms of Mr. Chan’s contract provides for monthly consulting fees of $15,000 per month and vehicle allowance of $800 per month as Chief Executive Officer of the Company. The contract also provides for a commission of 1% of net sales during the term of the agreement. The initial term of the contract is for one year and automatically renews for continuous one year terms.

The terms of Mr. Weinstein’s contract provides for periodic increases in the amount of monthly compensation following the first year as President and Chief Operating Officer of the Company. Mr. Weinstein earns $13,000 per month as agreed upon by Mr. Weinstein and the other directors. The term of the contract is for one year and automatically renews for continuous one year terms.

The terms of Mr. Tichy’s contract provide for monthly consulting fees of $5,000 per month in his services as VP Product Development. The initial term of the contract is for one year and automatically renews for continuous one year terms. Mr. Tichy’s employment contract terminated upon his resignation from the Company.

In addition, if more than 50% of the Company’s stock or assets are sold, Messrs. Chan and Tichy will be compensated for entering into non-compete agreements based on the selling price of the Company or its assets as follows:

*          2% of sales price up to $24,999,999 plus
*          3% of sales price between $25,000,000 and $49,999,999 plus
*          4% of sales price between $50,000,000 and $199,999,999 plus
*          5% of sales price in excess of $200,000,000

As Mr. Tichy has resigned from the Board of Directors, he is no longer eligible for the above compensation for entering into a non-compete agreement as a Director.

Any other amounts distributed to each key employee are to be determined by the Board of Directors.

Compensation of Directors

The Board of Directors consist four members:  Mr. Sidney Chan, Mr. Lawrence Weinstein, and Dr. Alfonso Salas and Mr. Kenneth Robulak. Mr. Robulak and Mr. Salas are each independent directors.

The Company’s Board of Directors unanimously resolved that members receive no compensation for their services with the exception of options granted to Dr. Alfonso Salas and Kenneth Robulak as set forth below.  The options were granted to Dr. Salas and Mr. Robulak as voted on by the majority of shareholders on August 21, 2012. We granted each an option to acquire up to 250,000 restricted shares of common stock at an exercise price of $0.07 per share.  In addition, all directors are reimbursed for travel expenses incurred in serving on the Board of Directors. Mr. Robulak also held an option to acquire up to 100,000 restricted shares of common stock at an exercise price of $0.07 per share. No additional amounts are payable to the members of the Company’s Board of Directors for committee participation or special assignments.

Name	Fees Earned or Paid in Cash (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Sidney Chan	0	0	0	0	0	0	0
Lawrence Weinstein	0	0	0	0	0	0	0
Dr. Alfonso Salas	0	0	17,500	0	0	0	17,500
Kenneth Robulak	0	0	17,500	0	0	0	17,500
Dr. Jaroslav Tichy (resigned 8/22/12)	0	0	0	0	0	0	0

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

During 2012

On August 21, 2012, we issued 20,000,000 restricted shares of common stock to Christine Kan in consideration of her forgiveness of an outstanding debt owed by us to her in the amount of $1,000,000.00.  The shares were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.   The foregoing transaction took place outside the United States and Ms. Kan is a non-US person.  The transaction was effectuated through the exercise of options granted to Ms. Kan.

Year Ended December 31, 2011

All transactions with related parties were incurred in the normal course of operations and measured at the exchange amount, which is the amount of consideration and agreed upon by the transaction parties.

On January 3, 2011, Christine Kan, wife of Sidney Chan, agreed to increase the borrowing limit on the line of credit extended to the Company from $1,000,000 to $2,000,000. In exchange, the Company granted 20,000,000 stock options of the Company exercisable at $0.05 per share expiring November 29, 2015.

Also as consideration for providing this additional financing, the Company had modified the terms of 10,000,000 stock options granted to the Creditor on March 7, 2010 and previously modified August 8, 2010. The terms have been modified as follows:

-	Increased the number of stock options granted from 10,000,000 to 20,000,000; and
-	Reduced the exercise price of the 20,000,000 stock options granted from $0.10 per share to $0.05 per share.

During the year ended December 31, 2011, Christine Kan loaned the Company a total of $765,365 (2010: $845,565). The loan bears interest at 1% percent per month and is secured by a floating charge against the assets of the Company. The accrued interest on the borrowings totaled $197,955 at December 31, 2011.

On March 6, 2011, the Chairman of the Company established a line of credit of up to $2.5 million with the Company for the exclusive purpose of funding the costs of a comprehensive sales and marketing campaign. Effective October 23, 2011, the agreement entered into with Sidney Chan was amended to allow the Company to use the remaining balance available on the $2.5M line of credit for general corporate purposes. During the year ended December 31, 2011, the Company has borrowed $953,061 for its sales and marketing program and incurred interest of $50,218.

Under a related agreement, also dated as of March 6, 2011, the Chairman was granted 20,000,000 stock options of the Company exercisable at $0.125 per share, expiring March 5, 2016. Such options will vest on the basis of eight (8) options for each one ($1.00) dollar of principal borrowed to meet the costs of the sales and marketing program. The Company valued the stock-based compensation resulting from this grant at $2,400,000. During the year ended December 31, 2011, 7,624,488 stock options have vested for which the Company had recognized expense of $914,491, representing the fair value as calculated using the Black-Scholes model.

On June 27, 2012, the exercise price of the stock options was reduced from $0.125 per share to $0.07 per share. All stock options that were unvested at that date, vested immediately.

During the year ended December 31, 2011, the Company incurred interest expense of $314,476 on promissory notes payable to Sidney Chan, Christine Kan, their relatives and relatives of a former director of the Company.

Year Ended December 31, 2010

During the year ended December 31, 2010, Christine Kan, wife of Sidney Chan, President, Chief Executive Officer, Chief Financial Officer and Director of the Company loaned the Company a total of $845,565 (2009: $154,879). The loan bears interest at 1% percent per month and is secured by a floating charge against the assets of the Company.

During the year ended December 31, 2010, the Company granted 10,000,000 stock options to Christine Kan for providing the above note financing through the line of credit she offered the Company. The stock options vested immediately and had a calculated fair value of $496,767 using the Black Scholes model. This amount was recorded as interest expense in the Company’s Statements of Loss and Comprehensive Loss.

During the year ended December 31, 2010, the Company incurred interest expense of $326,605 on promissory notes payable to individuals related to a current and former director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Name of Beneficial Owner	Direct Amount of Beneficial Owner		Position	Percent of Class
Sidney Chan	118,498,482	[1]	Chairman, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors	50.65%

Lawrence Weinstein	2,000,000	[2]	President, Chief Operating Officer and a member of the Board of Directors	0.85%

Dr. Alfonso Salas	307,738	[3]	Member of the Board of Directors	0.13%

Kenneth Robulak	1,190,000	[4]	Member of the Board of Directors	0.51%

All Officers and Directors as a group (4 people)	121,996,220			52.14%

[1]	14,845,000 shares are held in the name of Sidney Chan, 500,000 shares are held in the name of KRS Retraction Limited, and, 103,153,482 shares are owned by Christine Kan, Mr. Chan’s wife.
[2]	Mr. Weinstein also holds an option to acquire 1,000,000 restricted shares of common stock at $0.07 per share.
[3]	Dr. Salas was granted an option to acquire 250,000 shares of restricted common stock at an exercise price of $0.07 per share, for five years which expire on August 21, 2017.
[4]
Mr. Robulak was granted an option to acquire 250,000 shares of restricted common stock at an exercise price of $0.07 per share, for five years which expire on August 21, 2017.  Mr. Robulak also holds an option to acquire 100,000 restricted shares of common stock at $0.07 per share.

Mr. Chan and his wife hold 55,725,000 stock options, all of which are exercisable.

AUDIT COMMITTEE REPORT

The audit committee is made up all of the members of the board of directors.  The board of directors met 3 times in the fiscal year ended December 31, 2011.  Each member of the board of directors attended all of the meetings.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(1)        Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the Company’s audit of annual consolidated financial statements and review of consolidated financial statements included in the Company’s Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was:

2011	$25,000	Anton & Chia LLP
2010	$35,000	Anton & Chia LLP

(2)        Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported in the preceding paragraph:

2011	$14,000	Anton & Chia LLP
2010	$10,000	Anton & Chia LLP

(3)        Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

2011	$0	Anton & Chia LLP
2010	$0	Anton & Chia LLP

(4)        All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) was:

2011	$0	Anton & Chia LLP
2010	$0	Anton & Chia LLP

(5)        The Company’s audit committee’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

(6)        The percentage of hours expended on the principal accountant’s engagement to audit the Company’s consolidated financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was 0%.

By Order of the Board of Directors

SIDNEY CHAN
Sidney Chan, Chairman of the Board of Directors